Exhibit 99.1
SEPARATION AGREEMENT
     THIS SEPARATION AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of August, 2005 between LEWIS JAFFE, an individual resident of the Commonwealth of Massachusetts (“Executive”), and VERSO TECHNOLOGIES, INC., a Minnesota corporation (the “Company”).
W I T N E S S E T H:
     WHEREAS, Executive has heretofore served as the Company’s President and Chief Operating Officer, and Executive desires to resign his positions with the Company in order to pursue other opportunities;
     WHEREAS, it is a material inducement to the Company’s willingness to enter into this Agreement that Executive execute and deliver to the Company the Affidavit attached hereto as Exhibit A (the “Affidavit”); and
     WHEREAS, the Company and Executive each desire to enter into this Agreement to set forth in writing the terms and conditions of Executive’s resignation of all positions with, and separation from, the Company, its subsidiaries and affiliates;
     NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:
Section 1. Separation; Separation Date. The Company and Executive separate by mutual agreement, and such separation shall be deemed to be a termination of Executive’s employment without cause under and within the meaning of that certain letter agreement between the Company and Executive dated as of November 3, 2004. In order to effect such separation, Executive hereby resigns as the President and Chief Operating Officer of the Company and from all other positions Executive holds with the Company, its subsidiaries and affiliates, including, without limitation, Verso Technologies Canada Inc., effective as of August 1, 2005 (the “Effective Date”).
Section 2. Payments and Benefits. The parties agree that the following shall constitute all of the financial obligations of the Company, its subsidiaries and affiliates due to Executive:
     2.1 Continued Salary. From the Effective Date through the one-year anniversary of the Effective Date (the “Continuation Period”), the Company shall pay Executive his base salary at the rate of $300,000 per year in accordance with the Company’s standard payroll practices and subject to: (a) all withholdings required pursuant to any applicable local, state or Federal law; and (b) Section 9.4 below.
     2.2 Continued Benefits. During the Continuation Period, the Company shall provide Executive with the health insurance benefits provided to Executive immediately prior to the Effective Date and, after the Continuation Period, Executive shall be eligible to elect health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).
     2.3 Corporate Apartment. The Company shall reimburse Executive for the expenses incurred by Executive through the Effective Date in connection with Executive’s corporate apartment in Atlanta, Georgia, which expenses are identified on Schedule 2.3 attached hereto. Executive agrees to: (i) pay all expenses incurred by Executive in connection with such corporate apartment except those identified on Schedule 2.3; and (ii) satisfy when due all loans and indebtedness incurred by Executive the proceeds of which were used to purchase any item identified on Schedule 2.3. Contemporaneous with the execution of this Agreement, Executive does hereby assign, transfer and convey to the Company all of Executive’s right, title and interest in and to each of the items identified on Schedule 2.3 with an asterisk.
     2.4 Stock Options. Notwithstanding anything to the contrary contained in those certain Non-Qualified Stock Option Agreements between the Company and the Executive dated as of March 15, 2005 (each an “Option Agreement”), twenty-five percent (25%) of the Options (as that term is defined in the Option Agreements) under each of the Option Agreements shall immediately vest as of the date hereof and such vested options may be exercised at any time and from time to time until the one (1) year anniversary of the date hereof. All Options under each of the Option Agreements not vested in accordance with the foregoing sentence are terminated and may not be exercised.
Section 3. Confirmation of Employment; Non-Disparagement. The Company shall confirm the dates of Executive’s employment with the Company with any future potential employer of Executive upon inquiry thereby. The Company agrees not to take any action or say anything to any person, including, without limitation, any future potential employer of Executive, that criticizes or disparages Executive or harms Executive’s reputation. All requests for confirmation of Executive’s dates of employment with the Company should be directed to the Chief Financial Officer of the Company at 400 Galleria Parkway Suite 300, Atlanta, Georgia 30339. Executive shall not direct potential employers to contact anyone else with the Company.
Section 4. Restrictive Covenants. Executive acknowledges that the Company has separately bargained and paid additional consideration for the restrictive covenants set forth in this Section 4, and the Company will make the payments and provide the benefits contemplated by Section 2 hereof to Executive in consideration for such covenants, among other things. Executive further acknowledges that the type and periods of restrictions imposed by the covenants in this Section 4 are fair and reasonable and that such restrictions will not prevent Executive from earning a livelihood.
     4.1 Non-Disclosure.
           (a) As used in this Agreement, the term “Confidential Information” shall mean valuable, non-public, competitively sensitive data and information relating to the Company’s business or the business of any subsidiary or affiliate of the Company, other than Trade Secrets (as hereinafter defined). Confidential Information shall include, among other things, information specifically designated as a Trade Secret that is, notwithstanding the designation, determined by a court of competent jurisdiction not to be a “trade secret” under applicable law. As used in this Agreement, the term “Trade Secrets” shall mean information or data of or about the Company or any subsidiary or affiliate of the Company, including, without limitation, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers, that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. To the extent that the foregoing definition is inconsistent with a definition of “trade secret” under applicable law, the foregoing definition shall be deemed amended to the extent necessary to render it consistent with applicable law.
           (b) Executive acknowledges and agrees that Executive has been exposed to Trade Secrets and Confidential Information as a result of Executive’s employment by the Company. Executive further acknowledges and agrees that any unauthorized disclosure or use of any of the Trade Secrets or Confidential Information would be wrongful and would likely result in immediate and irreparable injury to the Company. Executive shall not redistribute, market, publish, disclose or divulge to any other person or entity, or use for any purpose or modify for use for any purpose, directly or indirectly, in any way for Executive or any person or entity: (i) any Confidential Information during the two-year period after the Effective Date; and (ii) any Trade Secrets at any time after the Effective Date during which such information or data shall continue to constitute a “trade secret” under applicable law.
     4.2 Non-Disparagement. Executive agrees not to take any action or say anything to any person that: (a) criticizes or disparages the Company, any of its subsidiaries or affiliates or their respective management teams, boards of directors, or practices, services or products; (b) disrupts or impairs the normal, ongoing business operations of the Company or any of its subsidiaries or affiliates; or (c) harms the Company’s reputation with its employees, customers, suppliers, investors or the public.
     4.3 Non-Competition. During the Continuation Period, Executive shall not serve as a director or officer for, or a consultant providing executive-level consulting to, any person or entity which operates or owns any business that offers or sells to communications service providers products or services that are substantially similar to the products or services offered or sold by, the Company, its subsidiaries or affiliates.
     4.4 Non-Interference. During the Continuation Period, Executive shall not, directly of indirectly:
           (a) solicit, or participate in any solicitation of, any suppliers, employees, consultants or representatives of the Company, its subsidiaries or affiliates to (i) breach any contract with the Company, its subsidiaries or affiliates, (ii) terminate any relationship with the Company, its subsidiaries or affiliates, or (iii) leave the Company, its subsidiaries or affiliates; or
           (b) interfere with or impede the relationship of the Company, its subsidiaries or affiliates with any Customer (as hereinafter defined) or induce or encourage any Customer to cease doing business with, or materially reduce the business done with, the Company, its subsidiaries or affiliates, as the case may be.
As used herein, “Customer” shall mean any actual customers or actively-sought, prospective customers of the Company, its subsidiaries or affiliates at any time during Executive’s employment with the Company or during the Continuation Period.
     4.5 Non-Interference with Corporate Control. During the Continuation Period and for the one-year period thereafter, Executive shall not take any action with respect to or in connection with, or otherwise engage in, directly or indirectly, any efforts to: (a) acquire or change control of the Company in any manner, including, without limitation, through changes in the Company’s security ownership, management or Board of Directors; (b) engage in any proxy contest or contest for control of the Company, whether pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), or otherwise; (c) nominate for election, appoint, elect or remove any member of the Company’s Board of Directors; (d) acquire beneficially ownership of more than five percent (5%) of the Company’s outstanding voting securities, with beneficial ownership determined in accordance with Section 13(d) of the Exchange Act; or (e) otherwise assist or induce any person or entity to do any of the foregoing.
Section 5. General Release By Executive.
           (a) Executive hereby acquits, withdraws, retracts and forever discharges any and all claims, manner of actions, causes of action (in law or in equity), suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, directly or indirectly, personally or in a representative capacity, at any time against the Company or any of its agents, attorneys, assigns, heirs, executors, executives, administrators, committees, subsidiaries, affiliates, fiduciaries, trustees, beneficiaries, participants, personal and/or legal representatives and any benefit plans sponsored by the Company (the “Company Released Parties”) by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to and including the date of this Agreement, whether based on a constitution, statute, regulation, agreement or the common law (“Company General Release”); provided, however, nothing herein shall release the Company Released Parties from the Company’s obligations under this Agreement. This Company General Release includes, without limitation, all claims, manner of actions, causes of action (in law or in equity), suits or requests for attorney’s fees and/or costs under the Executive Retirement Income Security Act of 1974; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Age Discrimination in Employment Act of 1967 (the “ADEA”); the Older Worker’s Benefits Protection Act (the “OWBPA”); the Rehabilitation Act of 1973; COBRA; the Occupational Safety and Health Act; the National Labor Relations Act; 42 U.S.C. §§ 1981 through 1988; any Federal, state or local law regarding retaliation for protected activity or interference with protected rights; and any state or local law, including, without limitation, the Georgia Constitution; and all claims under Georgia public policy or common law including, without limitation common law claims of outrageous conduct, intentional or negligent infliction of emotional distress, negligent hiring, breach of contract, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, wrongful termination of employment, interference with employment relationship, civil rights, fraud and deceit and all other claims of any type or nature, including all claims for damages, wages, compensation, vacation, reinstatement, medical expenses, punitive damages, and claims for attorneys’ fees. Executive and the Company intend that this Company General Release shall discharge all claims against the Company and all other Company Released Parties to the full and maximum extent permitted by law, but not in excess of that permitted by law.
           (b) Except as necessary to enforce the terms of this Agreement, or as otherwise permitted by law, Executive covenants and agrees not to sue the Company or any other Company Released Party concerning any of the matters covered by this Agreement.
           (c) Executive warrants and represents that Executive has filed no administrative action against the Company or any other Company Released Party with any local, state or Federal agency. Executive further warrants and represents that Executive is not a plaintiff or claimant in any lawsuit or any other action filed in any jurisdiction against the Company or any other Company Released Party.
           (d) Executive acknowledges and agrees that, in regard to Executive’s release and waiver of claims under the ADEA and the OWBPA, as set forth in Section 5(a), Executive was informed that Executive does not waive age rights or claims that may arise after the date this Agreement is executed and that Executive has twenty-one (21) days after receiving this Agreement within which to consider this Agreement. If Executive executes this Agreement before the end of such twenty-one (21)-day period, then Executive acknowledges that Executive’s decision to do so was knowing, voluntary and not induced by fraud, misrepresentation or a threat to withdraw, alter or provide different terms prior to the expiration of such twenty-one (21)-day period. Executive further acknowledges that this Agreement is effective and enforceable against Executive upon Execution’s execution hereof, subject to Executive’s revocation of Executive’s release of any claim under the ADEA in accordance with Section 5(e) hereof. Executive further understands and acknowledges that if Executive revokes such release, this Agreement shall become null, void and of no effective, and Executive will lose all benefits under this Agreement, including, without limitation, the payments and benefits contemplated by Section 2 hereof.
           (e) Executive understands that Executive has seven (7) days following Executive’s execution of this Agreement to revoke Executive’s release of any claim under the ADEA in this Agreement. Executive further understands that, if Executive elects to revoke Executive’s release of any claim under the ADEA in this Agreement, Executive must provide notice to the Company as set forth in Section 9.9 hereof within the applicable period for revocation.
           (f) Notwithstanding any provision of this Agreement (including the attachments and appendices hereto) which may be to the contrary, the Company agrees that it will defend and indemnify Executive against any legal action, proceeding, claim or charge, action and/or proceeding commenced by a third party (collectively referred to as a “Claim”) against Executive, individually and/or with others, to the same and fullest extent that he would have been entitled to be defended and/or indemnified against same under any law, rule, regulation, statute, or under any Company by-law, policy, practice, rules, regulations or applicable insurance policy(s) in effect and/or applicable to the period during which Executive was employed by the Company and/or the date on which each such Claim is made or asserted. Provided further, and notwithstanding any other provision in this Agreement or the Company General Release given by Executive hereunder to the contrary, nothing in this Agreement is intended to waive or release any rights and benefit entitlements which Executive may otherwise have arising out of his participation, if any, in any employee benefit, pension, retirement, deferred compensation, Savings and Investment or 401(k) plan(s), stock, option, equity plan(s), maintained by the Company during the term of Executive’s employment. The provisions of this Section 5(f) shall survive execution of this Agreement. The indemnification provisions of this Section 5(f) are not intended to enlarge Executive’s rights with respect to indemnification beyond those provided under any law, rule, regulation, statute, or under any Company by-law, policy, practice, rules, regulations or applicable insurance policy(s) in effect and/or applicable to the period during which Executive was employed by the Company and/or the date on which each such Claim is made or asserted.
Section 6. General Release By the Company. The Company, for itself and on behalf of its directors, officers, subsidiaries, affiliates, successors and assigns, hereby acquits, withdraws, retracts and forever discharges any and all claims, manner of actions, causes of action (in law or in equity), suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, directly or indirectly, personally or in a representative capacity, at any time against Executive or, to the extent applicable, any and all of Executive’s heirs, personal representatives, administrators, affiliates, predecessors, successors and assigns, as the case may be (“Executive Released Parties”), by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to and including the date of this Agreement whether based on a constitution, statute, regulation, agreement or the common law; provided, however, nothing herein shall release the Executive Released Parties from (a) Executive’s obligations under this Agreement, and (b) the Company’s rights arising under or with respect to the Affidavit. Executive and the Company intend that this release shall discharge all claims against Executive and all other Executive Released Parties to the full and maximum extent permitted by law, but not in excess of that permitted by law.
Section 7. Additional Agreements.
     7.1 Cooperation. Consistent with Executive’s duties and obligations to any employer or business entity with which he is then employed, associated, affiliated or involved, Executive agrees to make himself available to the Company, at reasonable times and places, and subject to non-interference with Executive’s then employment or business activities, to provide information to it concerning his direct knowledge of any aspect of any litigation, arbitration, investigation, governmental proceeding or other proceeding involving the Company in respect of work performed or services rendered by Executive while he was employed by the Company. In addition, the Company agrees to reimburse Executive for all out-of-pocket expenses incurred by him, including reasonable travel expenses.
     7.2 Return of Company Property. Executive agrees that Executive will not retain or destroy, and will return to the Company simultaneously with the execution of this Agreement, any and all property of the Company, its subsidiaries or affiliates which is in Executive’s possession or subject to Executive’s control, including, without limitation, keys, credit and identification cards, computers, files, personal items and equipment provided to Executive for Executive’s use, together with all written or recorded materials, documents, computer discs, plans, records, notes or other papers relating to the affairs of the Company, its subsidiaries or affiliates, but excluding any such documents relating to Executive’s compensation and benefits.
Section 8. Additional Acknowledgements, Representations and Warranties.
           8.1 Executive hereby represents and warrants to the Company and acknowledges that:
           (a) This Agreement is the result of a compromise and shall never at any time or for any purpose be construed as an admission by the Company of any liability, and that the Company specifically disclaims any liability to Executive or to any other person or entity.
           (b) Executive has had full and adequate opportunity to discuss and consider Executive’s claims. This Agreement is written in a manner that Executive understands. Executive has been advised to consult with Executive’s attorney prior to deciding whether to enter into this Agreement.
           (c) The promises, releases and covenants made in this Agreement by Executive are granted in exchange for the consideration set forth in Section 2 hereof, which is in addition to anything of value to which Executive is entitled.
           (d) In executing this Agreement, Executive has not relied upon any written or oral representations or statements not expressly made a part hereof made by any person with regard to the subject matter, basis, or effect of this Agreement.
           (e) This Agreement is executed by Executive knowingly and voluntarily, and that Executive has not been coerced in any way to execute this Agreement, and that no promise or inducement has been offered or made except as set forth in Section 2 hereof.
           (f) Executive has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof or interest therein, and Executive agrees to indemnify, defend, and hold the Company and all other Company Released Parties harmless from any and all claims based on or arising out of any such assignment or transfer, or purported assignment or transfer, of any claims, or any portion thereof or interest therein, including, without limitation, all attorney’s fees and expenses incurred by the Company or any other Company Released Party in the defense thereof.
           8.2 The Company hereby represents and warrants to Executive that the execution, delivery, and performance of this Agreement by the Company have been authorized by all necessary actions on the part of the Company.
Section 9. Miscellaneous.
     9.1 Binding Effect; Assignment. This Agreement shall inure to the benefit of and shall be binding upon the Executive, Executive’s executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns. This Agreement shall not be assignable by Executive, and shall be assignable by the Company to any corporation or other entity resulting from any reorganization, merger or consolidation of the Company with any other corporation or entity or to any corporation or entity to, or with which, the Company’s business or substantially all of its assets may be sold, exchanged or transferred.
     9.2 Governing Law; Arbitration. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia, without giving effect to principles of conflicts of laws. Any controversy or claim arising out of or related to this Agreement, including any dispute regarding the validity or scope of this Agreement, shall be settled and decided by one arbitrator pursuant to arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“Rules”), as then in effect, unless the parties hereto agree otherwise in writing. Any such arbitration shall be held and conducted in Atlanta, Georgia within 90 days of the appointment of the arbitrator, in accordance with the provisions set forth in said Rules. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.
Initials of Parties:
/s/ LJ
/s/ JR
     9.3 Invalid Provisions. With the exception of the provisions set forth in Sections 4 and 5, the parties hereto agree that: (a) the agreements, provisions and covenants contained in this Agreement are several and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision, and covenant constitutes an enforceable obligation between the Company and Executive; and (b) neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted. The parties hereto further agree that, if any of the provisions of Sections 4 or 5 hereof are illegal, invalid or unenforceable, then the Company may, at its option, declare this entire Agreement null and void.
     9.4 Effect of Breach of Section 4. Without intending to limit the remedies available to the Company for a breach by Executive of the provisions of Section 4 hereof, in the event that Executive breaches any of the provisions of Section 4 hereof, then the Company shall give written notice thereof to Executive in accordance with Section 9.9 hereof, and if such breach is capable of being cured and Executive fails to cure such breach within five (5) days after his receipt of such notice, then: (a) the Company shall be relieved of its obligation to make any payments to Executive pursuant to Section 2.1 hereof; and (b) the Options (to the extent vested and not exercised) shall immediately terminate; provided, however, that, notwithstanding the foregoing to the contrary, if an arbitration is commenced to arbitrate the alleged breach by Executive of any of the provisions of Section 4 hereof, the Company shall make the payments that it would otherwise be relieved from making pursuant to the foregoing clause (a) to a third party escrow agent mutually acceptable to the parties to hold and disburse at the direction of the arbitrator upon the conclusion of such arbitration proceeding.
     9.5 Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof, except that Executive’s obligations under the Verso Technologies Security and Confidential Information Agreement dated November 4, 2004 by and between Executive and the Company (the “Information Agreement”) shall continue to be governed by such agreement in the event any such provisions conflict with any term herein. The terms of the Information Agreement shall be incorporated as part of this Agreement; provided, however, that if the terms of the Information Agreement conflict with the terms hereof, the terms of this Agreement will control. All statements relating to the subject matter hereof and writings which pre-date the execution hereof are superseded hereby.
     9.6 Equitable Relief. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants and agreements in this Agreement. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party shall be entitled to injunctive relief against the threatened breach of this Agreement or the continuation of any such breach without the necessity of proving actual damages and without posting any bond or other security, and may seek to specifically enforce the terms of this Agreement.
     9.7 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning of interpretation of this Agreement.
     9.8 Legal Fees. Each party hereto shall be responsible for its own, and not the other party’s, legal fees incurred in connection herewith.
     9.9 Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and
If to Executive, addressed to:
Lewis Jaffe
47 Gerald Road
Marblehead, Massachusetts 01945
If to the Company, addressed to:
Verso Technologies, Inc.
400 Galleria Parkway, Suite 300
Atlanta, Georgia 30339
Attn: Chief Executive Officer

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.
     9.10 Facsimile Signature; Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
     9.11 Waiver. The waiver by either party hereto of a breach of any provision, agreement or covenant of this Agreement by the other party hereto shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by such other party hereto.
     9.12 Amendment. This Agreement may be modified only by written instrument signed by each of the parties hereto.
[Signatures on following page]

     IN WITNESS WHEREOF, Executive has executed and delivered this Agreement, and the Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized, all as of the day and year written below.

/s/ Lewis Jaffe LEWIS JAFFE

Date:	8/16/2005

VERSO TECHNOLOGIES, INC.
By:	/s/ Juliet M. Reising
Its: CFO

Date:	8/16/2005